Exhibit 10.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”), effective as of March 14, 2021, is entered into among Ascend FS, Inc. a British Columbia corporation (f/k/a Gaming Nation Inc., an Ontario corporation), located at 1 Yonge St, Toronto, ON M5E 1W7 Canada (“Seller”), Motorsport Games Inc., a Delaware corporation located at 5972 NE 4th Avenue, Miami, FL 33137 (“Buyer”), and 704Games Company, a Delaware corporation (the “Company”).

WHEREAS, Seller owns 41,204 shares of common stock, par value $0.001 per share, of the Company; all such shares owned by Seller are referred to herein as the “Shares;”

WHEREAS, Seller, Buyer and the Company are parties to that certain Stockholders’ Agreement, dated as of August 14, 2018, by and among the Company and certain of its stockholders (the “Stockholders’ Agreement”);

WHEREAS, certain claims have been made on behalf of minority stockholders of the Company against the Company and Buyer and/or the Company’s and Buyer’s affiliates in connection with certain prior purchases by Buyer from other minority stockholders of the Company of certain shares of common stock of the Company and in connection with the initial public offering of Buyer’s securities (these and any and all claims made, asserted, alleged or demanded, in writing or orally by or on behalf of Seller, as a minority stockholder of the Company, and its affiliates are collectively referred to as “Claims”);

WHEREAS, Seller, derivatively on behalf of the Company, filed a lawsuit captioned AscendFS, Inc., derivatively on behalf of 704Games Company vs. Motorsport Gaming US LLC and Dmitry Kozko and 704Games Company in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida (the “Lawsuit”);

WHEREAS, PlayFast Games, LLC, a North Carolina limited liability company and the other remaining minority stockholder of the Company (“PlayFast”) entered into a share exchange agreement with Buyer and the Company pursuant to which it agreed to exchange and transfer all of its shares of common stock, par value $0.001 per share, of the Company;

WHEREAS, without admitting fault or liability, the Company, Seller and Buyer desire and intend to effect (i) a resolution of all issues among the parties hereto and full and complete settlement of all Claims and the Lawsuit and the dismissal with prejudice of the Lawsuit and (ii) a business transaction pursuant to which Buyer will acquire the Shares from Seller in exchange for the consideration consisting of (x) newly issued shares of Class A Common Stock of Buyer in the amount as determined pursuant to Section 1(b) of this Agreement (“MSGM Shares”) and (y) cash in the amount as determined pursuant to Section 1(b) of this Agreement (the “Acquisition,” and together with all of the other transactions contemplated by this Agreement, the “Transactions”), all upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Settlement; Dismissal of Lawsuit; Exchange; Consideration.

(a) Without admitting fault or liability, the Company, Seller and Buyer agree that all issues, disputes, claims and disagreements among the parties hereto are hereby resolved and all Claims are fully and completely settled as described more fully in Section 9 below. Simultaneously with the Closing (defined below), Seller shall file in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida a duly executed agreed motion and proposed order for dismissal with prejudice of the Lawsuit in its entirety and any and all claims and allegations asserted therein against the Company, Buyer and/or Dmitry Kozko with each side to bear their own attorney’s fees and costs; such agreed motion and proposed order to be substantially in the form attached hereto as Exhibit “A” (the “Stipulation”).

(b) Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 3), Seller shall exchange, transfer and assign to Buyer, and Buyer shall acquire from Seller, all of Seller’s right, title and interest in and to the Shares, free and clear of all Encumbrances (as defined herein), for the aggregate consideration for all Shares (the “Consideration”) equal to the product of (i) the number of the Shares (specifically, 41,204 shares of common stock of the Company) and (ii) the Per Share Consideration (as defined below) (the stock portion of the aggregate consideration shall be rounded up to the nearest whole number).

“Per Share Consideration” shall mean:

(i) 11.86103 of newly issued MSGM Shares; and

(ii) cash equal to the product of (x) 2.09313 and (y) the average of the volume weighted average price per one MSGM Share traded during normal trading hours on the Nasdaq Capital Market per day for each of the ten (10) consecutive trading days prior to April 1, 2021, provided that item (y) shall not be less than $20 per one MSGM Share nor more than $28 per one MSGM Share.

(c) Seller and the Company agree that a copy of this Agreement and the terms and conditions thereof may be disclosed by Buyer to PlayFast and its representatives.

(d) The parties hereto agree to use their commercially reasonable efforts to structure, if allowed by applicable laws, rules and regulations, the overall transaction (including the exchange of the Shares and the shares of common stock of the Company held by PlayFast) as a business combination or other tax-free reorganization in order for the new MSGM Shares to be issued on a tax-free basis. It is understood and agreed by the parties hereto that the agreement to use commercially reasonable efforts in the preceding sentence shall not include any obligation by any party to change in any respect the Per Share Consideration. Notwithstanding the foregoing, Seller shall not be required to agree to any structure which results Seller’s overall tax obligations being increased as a result of the implementation of such structure.

(e) If, due to the applicable laws, rules or regulations or other circumstances, the transaction (including the exchange of the Shares and the shares of common stock of the Company held by PlayFast) cannot be accomplished as a business combination or other tax-free reorganization in order for the new MSGM Shares to be issued on a tax-free basis, the parties hereto shall complete and close the Transaction on the Closing Date (as defined Section 3) as a taxable purchase of the Shares by Buyer.

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(f) Seller understands and agrees that, (i) in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgates thereunder, including Rule 144 under the Securities Act (“Rule 144”), the MSGM Shares have not been and are not being registered under the Securities Act or any state securities laws, and shall bear the restrictive legend set forth in Exhibit “B,” and shall be issued to Seller in reliance on the applicable exemption from registration under the Securities Act, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) an exemption exists permitting such MSGM Shares to be sold, assigned or transferred without such registration; (ii) any sale of the MSGM Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 (including the requisite holding period prescribed by Rule 144) and further, if Rule 144 is not applicable, any resale of the MSGM Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations thereunder; (iii) neither Buyer nor any other person is under any obligation to register the MSGM Shares under the Securities Act or any state securities laws and (iv) after the expiration of the requisite holding period prescribed by Rule 144 until January 1, 2022, subject to any continuing restrictions under the Securities Act and the rules and regulations promulgated thereunder, Seller shall not sell, trade, enter into an option to sell or otherwise dispose of, in any given week, the MSGM Shares exceeding the higher of (x) eight percent (8%) of the average weekly trading volume of MSGM Class A shares for the previous four weeks, or (ii) 20,000 MSGM Shares. Notwithstanding the foregoing restrictions, but subject to applicable securities laws, (i) Seller will be entitled to enter into one or more block trades on customary terms pursuant to which Seller disposes of not less than 25% of the MSGM Shares originally issued to a single holder in a single transaction or series of related transactions; and (ii) Buyer will use its commercially reasonable efforts to facilitate such block trades, including removal of any restrictive legends subject to compliance with Rule 144.

2. Conditions to Closing.

(a) The obligations of Buyer and/or the Company to consummate the Transactions shall be contingent upon and subject to the satisfaction or waiver by Buyer (where permissible) of the following conditions:

(i) The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing, as though made on and as of the Closing, except to the extent expressly made as of an earlier date, in which case as of such earlier date.

(ii) Seller shall have performed or complied in all respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

(iii) All consents from third parties under any agreement, contract, license, lease or other instrument to which Seller is a party or by which it is bound required as a result of the Transactions shall have been obtained from such third parties.

(iv) Seller shall have delivered to Buyer a certificate, dated the date of the Closing, signed by the duly authorized officer of Seller, certifying to Buyer and the Company as to the satisfaction of the conditions specified in Sections 2(a)(i) through 2(a)(iii) hereof (the “Seller Closing Certificate”).

(b) The obligations of Seller to consummate the Transactions shall be contingent upon and subject to the satisfaction or waiver by Seller (where permissible) of the following conditions:

(i) The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing, as though made on and as of the Closing, except to the extent expressly made as of an earlier date, in which case as of such earlier date.

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(ii) Buyer shall have performed or complied in all respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

(iii) All consents from third parties under any agreement, contract, license, lease or other instrument to which Buyer or the Company is a party or by which it is bound required as a result of the Transactions shall have been obtained from such third parties.

(iv) Buyer shall have delivered to Seller a certificate, dated the date of the Closing, signed by the duly authorized officer of Buyer, certifying to Seller as to the satisfaction of the conditions specified in Sections 2(b)(i) through 2(b)(iii) hereof (the “Buyer Closing Certificate”).

3. Closing.

(a) Subject to the terms and conditions contained in this Agreement, the Acquisition and all other Transactions (including the settlement and release of all Claims, the exchange, transfer and assignment of the Shares to Buyer and the issuance and delivery to Seller of the Consideration) shall take place at a closing (the “Closing”) to be on April 1, 2021 (or such other later date agreed to in writing by Buyer and Seller) by the parties hereto (the “Closing Date”).

(b) At the Closing, Seller shall deliver to Buyer the stock certificate evidencing the Shares, free and clear of all Encumbrances (as defined herein), duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank.

(c) At the Closing, Buyer shall (i) pay Seller the cash portion of the Consideration, via wire transfer of immediately available funds, to the bank account of Seller in the wire instruction to be provided by Seller to Buyer not less than three (3) days before the Closing and (ii) deliver to Seller the MSGM Share portion of the Consideration by issuing to Seller such number of the MSGM Shares (at the option of Seller, in either book entry or certificated form, subject to, in either case the restrictive legend set forth in Exhibit “B”) as determined pursuant to Section 1(b) of this Agreement.

(d) On the Closing Date, Seller shall cause its representatives who are members of the Company’s board of directors and all other governing bodies of the Company, to resign from each such position (including, without limitation, with respect to observer rights) and deliver to Buyer duly executed by each such person letters of resignations.

(e) At Closing, Seller shall deliver to Buyer and the Company the duly executed Seller Closing Certificate and a copy of the duly executed and filed or authorized in writing by Seller to be filed Stipulation in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida.

(f) At Closing, Buyer shall deliver to Seller the duly executed Buyer Closing Certificate.

(g) At Closing, Buyer shall deliver to Seller the consent of the representative (acting for the underwriters that participated in Buyer’s initial public offering) to the issuance by Buyer of the MSGM Shares that are part of the Consideration.

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4. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer and the Company as follows:

(a) Seller is a corporation duly organized, validly existing and in good standing under the laws of British Columbia, Canada (formerly Gaming Nation Inc., an Ontario corporation). Seller is a resident of Ontario, Canada.

(b) Seller has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. Seller has taken all action necessary to authorize its entry into and performance of its obligations under this Agreement. Seller has caused this Agreement to be executed and delivered on its behalf by its duly authorized officer whose signature is set forth on its behalf on the signature page of this Agreement. Assuming due authorization, execution and delivery by Buyer, this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and the availability of equitable remedies.

(c) Seller is the sole record owner of the Shares, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (“Encumbrances”), other than other than (i) restrictions of general applicability imposed by federal state securities laws and (ii) restrictions on transfer set forth in the Stockholders’ Agreement (each Encumbrances referenced in clause (i), (ii) or (iii), a “Permitted Encumbrance”). Upon consummation of the Acquisition, Buyer will receive good and marketable title to all such Shares as a consequence of the transactions contemplated hereby, free and clear of all Encumbrances, other than Permitted Encumbrances.

(d) The execution, delivery and performance by Seller of this Agreement do not conflict with, violate or result in the breach of, or create any Encumbrance on the Shares pursuant to, any agreement, instrument, order, judgment, decree, law or governmental regulation to which Seller is a party or is subject or by which the Shares are bound.

(e) No governmental, administrative or other third-party consents or approvals are required by or with respect to Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(f) Seller has not entered into any agreements of any kind or nature binding upon the Company and/or the Shares which have not been disclosed in writing to Buyer, other than the Stockholders’ Agreement. There are no material liabilities of Seller relating to the Shares which have not been disclosed in writing to Buyer. There are no actions, suits, claims, investigations or other legal proceedings pending or, to the actual knowledge of Seller, threatened against or by Seller that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(g) No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

(h) Seller, in making its decision to enter into this Agreement and consummate the Transactions, is not relying on any representations or warranties of any person(s) other than the representations and warranties of Buyer expressly set forth in Section 5 of this Agreement.

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(i) Seller acknowledges that the Seller is under no compulsion to exchange, assign or transfer the Shares to Buyer and is completing the sale of the Shares of the Seller’s own free will. The Seller (i) has sufficient knowledge and experience with and information about Buyer (including all Buyer’s public filings with the SEC), the Shares (including the Shares fair market value) and the Company in order to be fully familiar with Buyer, the Company and its current business, operations, assets, finances, financial results, financial condition and prospects and so as to be able to evaluate the risks and merits of consummating the transactions contemplated by this Agreement, (ii) has been provided the opportunity to have full access to all books and records of the Company and all of its contracts, agreements and documents and (iii) has had an opportunity to ask questions of, and receive answers from, representatives of Buyer and the Company regarding the Shares, Buyer, the Company and Buyer’s and the Company’s business, operations, assets, financing, operating results, financial condition and prospects in order to make an informed decision to exchange, assign or transfer the Shares to Buyer.

(j) Seller acknowledges and agrees that (i) Section 3.2(f)(i) of the Stockholders’ Agreement permits the transfer of the Shares from one stockholder of the Company to another in an arm’s length transaction for fair market value, (ii) Buyer and Seller have negotiated and are entering into the Transactions at arm’s length, (iii) the Consideration constitutes fair market value of the Shares as of the date of this Agreement and (iv) the right of first refusal under the Stockholders’ Agreement does not apply to the Transactions.

(k) Seller acknowledges and agrees that, for the purpose of the issuance of the MSGM Shares, Buyer is relying on Seller’s investor representations and warranties attached hereto as Exhibit “C.”

5. Representation and Warranties of Buyer and the Company. Each of Buyer and the Company (as applicable) hereby represents and warrants to Seller as follows:

(a) Each of the Company and Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. As of the date hereof, the authorized share capital of Buyer consists of (A) 100,000,000 shares of Class A common stock, of which, 10,780,633 shares are issued and outstanding, (B) 7,000,000 shares of Class B common stock, of which, 7,000,000 shares are issued and outstanding and (C) 1,000,000 preferred shares, of which no shares are issued and outstanding.

(b) Each of the Company and Buyer has all requisite power and authority (including, without limitation, the resolutions adopted by the board of directors (or a committee thereof) of the Company and Buyer, as applicable, authorizing the execution, delivery and performance of this Agreement and the consummation of the Transactions) to enter into this Agreement, to carry out its obligations hereunder and to consummate the Transactions. The execution and delivery by each of the Company and Buyer of this Agreement, the performance by each of the Company and Buyer of their respective obligations hereunder and the consummation by each of the Company and Buyer of the Transactions have been duly authorized by all requisite corporate action on the part of each of the Company and Buyer. This Agreement has been duly executed and delivered by each of the Company and Buyer and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of each of the Company and Buyer enforceable against each of the Company and Buyer in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and the availability of equitable remedies.

(c) Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

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(d) Other than a consent of the representative (acting for the underwriters that participated in Buyer’s initial public offering) to the issuance by Buyer of the MSGM Shares that are part of the Consideration, notification or filing (if required by law) with any state securities authorities, and filing by Buyer of the current report on Form 8-K with the SEC, no governmental, administrative or other third-party consents or approvals are required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(e) No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

(f) Buyer, in making its decision to enter into this Agreement and consummate the transactions contemplated herein, is not relying on any representations or warranties of any person(s) other than the representations and warranties of Seller expressly set forth in Section 4 of this Agreement.

(g) Buyer (i) has sufficient knowledge and experience with and information about the Shares (including the Shares fair market value) and the Company in order to be fully familiar with the Company and its current business, operations, assets, finances, financial results, financial condition and prospects and so as to be able to evaluate the risks and merits of consummating the transactions contemplated by this Agreement, (ii) has been provided the opportunity to have full access to all books and records of the Company and all of its contracts, agreements and documents and (iii) has had an opportunity to ask questions of, and receive answers from, representatives of the Company regarding the Shares, the Company and the Company’s business, operations, assets, financing, operating results, financial condition and prospects in order to make an informed decision to acquire the Shares from Seller. Buyer is able to evaluate the risks and benefits of acquiring the Shares, is able to bear the economic risk of owning the Shares for an indefinite period of time, and is able to bear the loss of its entire investment in the Shares. Buyer is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

(h) Buyer and Company acknowledge and agree that (i) Section 3.2(f)(i) of the Stockholders’ Agreement permits the transfer of the Shares from one stockholder of the Company to another in an arm’s length transaction for fair market value, (ii) Buyer and Seller have negotiated and are entering into the Transactions at arm’s length, (iii) the Consideration constitutes fair market value of the Shares and (iv) the right of first refusal under the Stockholders’ Agreement does not apply to the Transactions.

6. Survival. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the Closing hereunder; provided, however, that no party may bring any claim alleging or based on the breach of any representation or warranty unless the party alleging breach gives the party alleged to have breached a representation or warranty written notice in accordance with the provisions of Section 11 below within three (3) years after the Closing.

7. Indemnification. Each of the Company, Buyer, and Seller hereby agrees to indemnify and hold harmless the others, and the others’ Related Parties from and against any and all losses, costs, damages, liabilities or expenses actually incurred, including, without limitation, reasonable and documented attorneys’ fees or other legal expenses or expert fees (collectively, “Damages”) arising out of: (a) any breach in any representation or warranty made by the Indemnifying Party (as defined below) in this Agreement provided notice of such breach is timely given in accordance with Section 6 above, or (b) any breach or failure of the Indemnifying Party to perform any covenant or obligation of the Indemnifying Party set out in this Agreement. For purposes of this Agreement, (x) “Related Party” means with respect to a person, any of its affiliates, or any of its or its affiliate’s shareholders, directors, officers, employees, managers, members, partners, representatives or trustees; and (y) “Indemnifying Party” means either the Company, Buyer, or Seller, as applicable, when indemnification is sought from an Indemnified Party against such person pursuant to this Section 7, and “Indemnified Party” means Buyer, the Company, Seller or any Related Party of Buyer, the Company, or Seller, as applicable, when such person is seeking indemnification from an Indemnifying Party pursuant to this Section 7. The provisions of this Section 7 provide the exclusive remedy for any breach of any representation, warranty or covenant set forth in this Agreement.

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8. Further Assurances. Following the Closing, each of the parties hereto shall, at the sole expense of the requesting party, execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

9. Releases.

(a) Seller, for itself and on behalf of Seller’s affiliates, successors and assigns, shareholders, officers, directors, employees, contractors, affiliates, agents and their successors and assigns (collectively, the “Seller Releasors”) hereby releases and forever discharges the Company, Buyer, Buyer’s and the Company’s respective members, shareholders, managers, officers, directors, contractors, affiliates, heirs, successors, predecessors, assigns, agents, the Company’s post-Closing shareholders, and all persons acting by, through or under each of them (collectively, the “Buyer Releasees”), of and from any and all Claims, any claims, allegations and/or assertions in the Lawsuit, any and all other matters and claims related to the Lawsuit and/or asserted against the Company, Buyer and/or Dmitry Kozko and any and all other claims, debts, obligations and liabilities, whether known or unknown, contingent or non-contingent, at law or in equity, whether direct or derivative, in each case directly or indirectly arising from or in connection with, or relating to, the Company, the Company’s business, the Shares or any agreements or obligations of the Company and/or Seller’s ownership of the Company or resulting from Seller or any of its Related Parties having been a director, officer or employee of the Company, which the Seller Releasors or any of them now have or had or may hereafter have against either the Company or the Buyer Releasees, or any them; provided, however, that nothing in this Section 9(a) shall terminate or release Buyer’s obligations to Seller under this Agreement. Seller shall not and shall cause the Seller Releasors to not disparage the Buyer Releasees to third parties or in public or otherwise take any action or make any comment that would harm in any way the goodwill, business or reputation of the Buyer Releasees. Seller, for itself and on behalf of Seller Releasors agrees not, directly or indirectly, to bring, or assist or cooperate in bringing, any claims released hereunder, and further agrees that this release is, will constitute, and may be pleaded as, a bar to any such released claims. Neither the execution nor delivery of this Agreement nor the payment of any consideration by any person incident to this release is an admission of any wrongdoing whatsoever on the part of any party, including, but not limited to, with respect to the Claims and the Lawsuit. Seller, for itself and on behalf of Seller Releasors acknowledges that no remedy of law may be adequate to compensate the injured party for a violation of this Section and each of them hereby agrees that, in addition to any legal or other rights that may be available in the event of a breach hereunder, the injured party may seek equitable relief to enforce this Section in any court of competent jurisdiction. In any such action brought by any Seller Releasor, such party shall be entitled to recover reasonable attorneys’ fees, court costs and expenses through and including all appeals.

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(b) Each of Buyer and the Company, for itself and on behalf of its respective affiliates, successors and assigns, shareholders, officers, directors, employees, contractors, affiliates, agents and their successors and assigns (collectively, the “Buyer Releasors”) hereby releases and forever discharges Seller, Seller’s shareholders, members, managers, officers, contractors, affiliates, heirs, successors, predecessors, assigns, agents, and all persons acting by, through or under each of them (collectively, the “Seller Releasees”), of and from any and all claims, debts, obligations and liabilities, whether known or unknown, contingent or non-contingent, at law or in equity, in each case directly or indirectly arising from or in connection with, or relating to, the Company, the Company’s business, the Shares or any agreements or obligations of the Company and/or Seller’s ownership of the Company or Buyer’s ownership of the Company or resulting from any of Seller or Buyer or any of their respective Related Parties having been a director, officer or employee of the Company, which the Buyer Releasors or any of them now have or had or may hereafter have against the Seller Releasees, or any them; provided, however, that nothing in this Section 9(b) shall terminate or release Seller’s obligations to Buyer under this Agreement. Buyer shall not and shall cause the Buyer Releasors to not disparage the Seller Releasees to third parties or in public or otherwise take any action or make any comment that would harm in any way the goodwill, business or reputation of the Seller Releasees. Buyer, for itself and on behalf of Buyer Releasors agrees not, directly or indirectly, to bring, or assist or cooperate in bringing, any claims released hereunder, and further agrees that this release is, will constitute, and may be pleaded as, a bar to any such released claims. Neither the execution nor delivery of this Agreement nor the payment of any consideration by any person incident to this release is an admission of any wrongdoing whatsoever on the part of any party. Buyer, for itself and on behalf of Buyer Releasors acknowledges that no remedy of law may be adequate to compensate the injured party for a violation of this Section and each of them hereby agrees that, in addition to any legal or other rights that may be available in the event of a breach hereunder, the injured party may seek equitable relief to enforce this Section in any court of competent jurisdiction. In any such action brought by any Buyer Releasor, such party shall be entitled to recover reasonable attorneys’ fees, court costs and expenses through and including all appeals.

10. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

11. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the parties at the addresses set forth on the first page of this Agreement (or to such other address that may be designated by the receiving party from time to time in accordance with this section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), facsimile or e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective and shall be deemed to have been given or made (a) when sent by facsimile with delivery receipt or by electronic mail, (b) one business day after being deposited with such overnight courier service or (c) three business days after being deposited in the mail, in each case addressed to the party at its address specified herein. Notices may also be given in any other manner permitted by law, effective upon actual receipt.

12. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. There are no agreements, warranties, covenants or undertakings regarding the subject matter of this Agreement other than those expressly set forth herein.

13. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto.

14. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

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15. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

16. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

17. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of Delaware in each case located in the State of Delaware, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

18. Jury Trial Waiver. TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW, WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, REMEDY OR DEFENSE ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE, OR WITH RESPECT TO ANY COURSE OR CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING TO THIS AGREEMENT; AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY. EACH OF THE PARTIES HERETO FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LITIGATION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. FURTHER, EACH OF THE PARTIES HERETO HEREBY CERTIFIES THAT NONE OF ITS REPRESENTATIVES, AGENTS OR ATTORNEYS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO THE ACCEPTANCE OF THIS AGREEMENT BY THE OTHER PARTIES HERETO.

19. Incorporation of Recitals. The recitals on page 1 of this Agreement are incorporated herein and made a part of this Agreement. The parties to this Agreement represent to each other that such recitals are true and correct.

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20. Representation; Independent Counsel. The parties hereto participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, then this Agreement will be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the provisions of this Agreement. The parties hereto acknowledge and represent to each other that they have been given adequate opportunity to consult with their own independent legal counsel before entering into the Transactions (including the settlement of all Claims) and executing this Agreement. The language of this Agreement shall be construed as representing the parties’ mutual understanding and as having been drafted and approved by the parties and separate and independent counsel for each party. Each party hereto (i) acknowledges and agrees that Snell & Wilmer LLP (“S&W”) has represented and represents only Buyer in connection with the preparation, negotiation and/or execution of this Agreement and (ii) hereby waives any and all claims such party might have against S&W by reason of S&W’s representation of Buyer or its parent entity and/or their respective affiliates. S&W is hereby expressly made a third party beneficiary of this Agreement for purposes of this Section 20.

21. No Admission of Liability. The parties hereto understand that this Agreement, the Transaction and the settlement is the compromise of disputed claims, and that the Consideration delivered and accepted in accordance herewith is not to be construed as any admission of liability on the part of the persons and entities hereby released, by whom liability is expressly denied.

22. Public Announcements. In compliance with applicable law, stock exchange or SEC disclosure requirements, Buyer shall make all necessary disclosures of the terms of this Agreement and the Transactions, including filing a copy of this Agreement in any appropriate SEC filing. Any public announcements by Seller concerning the terms of this Agreement and the Transaction not already publicly disclosed by Buyer or otherwise generally known to the public will be made only with the written consent and approval of Buyer, such approval not to be unreasonably withheld.

23. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

24. Termination. The closing obligations of the parties hereto under this Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of Seller and Buyer; or

(b) by either Seller, on the one hand, or Buyer, on the other hand, (i) if the Closing has not occurred on or before April 19, 2021 (the “End Date”) and (ii) the terminating party shall not have breached in any material respect any of its obligations under this Agreement in any manner that shall have proximately caused (directly or indirectly) the failure of the Closing to occur on or before the End Date.

If this Agreement is terminated by the parties in accordance with this Section 24, this Agreement shall become void and of no further effect; provided that (A) the provisions of Section 10 (Expenses), Section 17 (Governing Law; Submission to Jurisdiction), Section 18 (Jury Trial Waiver), Section 20 (Representation; Independent Counsel), Section 21 (No Admission of Liability) and this Section 24 (Termination) shall survive any such termination and (B) no party shall be relieved of any liability for any willful and deliberate breach of the provisions of this Agreement prior to the termination of this Agreement.

[SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

ASCEND FS, INC.

By:	/s/ Daniel Lewis
Name:	Daniel Lewis
Title:	CEO

MOTORSPORT GAMES INC.

By:	/s/ Dmitry Kozko
Name:	Dmitry Kozko
Title:	CEO

704GAMES COMPANY

By:	/s/ Dmitry Kozko
Name:	Dmitry Kozko
Title:	CEO

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Exhibit “A”

FORM OF STIPULATION OF DISMISSAL

IN THE CIRCUIT COURT OF THE ELEVENTH JUDICIAL CIRCUIT

IN AND FOR MIAMI-DADE COUNTY, FLORIDA

ASCEND FS, INC., derivatively on behalf of 704GAMES COMPANY,	CASE NO 2021-000705-CA-01 (44)

Plaintiff,	COMPLEX BUSINESS LITIGATION DIVISION

-against-

MOTORSPORT GAMING US LLC and DMITRY KOZKO,

Defendants,

-and-

704GAMES COMPANY,

Nominal Defendant. /

AGREED MOTION FOR DISMISSAL OF ACTION WITH PREJUDICE

Plaintiff Ascend FS, Inc., derivatively on behalf of 704Games Company (“Plaintiff”), through undersigned counsel, files this Agreed Motion for Dismissal of Action With Prejudice and states the following:

1. Plaintiff, Defendants Motorsport Games Inc. f/k/a Motorsports Gaming US LLC (“Motorsport”) and Dmitry Kozko and Nominal Defendant 704Games Company (the “Company”), a Delaware corporation, have agreed to settle the claims asserted by Plaintiff in this action and to request that this action be dismissed with prejudice.

2. The settlement was implemented through a Share Exchange Agreement pursuant to which Plaintiff’s shares in the Company are being acquired by Motorsport simultaneously with (i) the acquisition by Motorsport of the shares in the Company of the Company’s only other minority stockholder and (ii) the filing of this Agreed Motion for Dismissal of Action With Prejudice.

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3. As this is a shareholder derivative action, Florida Statutes § 607.07401(4), to the extent applicable, requires court approval of a dismissal of this action. Accordingly, in an abundance of caution, Plaintiff has filed the instant motion rather than filing a notice of voluntary dismissal.

4. Undersigned counsel represents that Defendants and the Company have agreed to the dismissal of this action with prejudice with each party to bear their own attorneys’ fees and costs incurred herein and consented to the instant motion, and that they have confirmed that Motorsport is now the sole stockholder of the Company.

Dated: ____________, 2021	Respectfully submitted,

SHUTTS & BOWEN LLP

By:
Peter H. Levitt (Fla. Bar. No. 650978)
200 South Biscayne Boulevard, Suite 4100
Miami, FL 33131
Tel.: (305) 358-6300
Fax: (305) 381-9982
plevitt@shutts.com

NORTON ROSE FULBRIGHT US LLP

By:
Thomas J. McCormack (pro hac vice)
Robert Kirby (pro hac vice)
1301 Avenue of the Americas
New York, NY 10019
Tel.: (212) 408-5100
Fax: (212) 541-5369
thomas.mccormack@nortonrosefulbright.com
robert.kirby@nortonrosefulbright.com

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IN THE CIRCUIT COURT OF THE ELEVENTH JUDICIAL CIRCUIT

IN AND FOR MIAMI-DADE COUNTY, FLORIDA

ASCEND FS, INC., derivatively on behalf of 704GAMES COMPANY,	CASE NO 2021-000705-CA-01 (44)
Plaintiff,	COMPLEX BUSINESS LITIGATION DIVISION

-against-

MOTORSPORT GAMING US LLC and DMITRY KOZKO,

Defendants,

-and-

704GAMES COMPANY,

Nominal Defendant. /

AGREED ORDER OF DISMISSAL WITH PREJUDICE

THIS CAUSE having come before the Court on the Agreed Motion for Dismissal With Prejudice (the “Agreed Motion”) filed by Plaintiff, Ascend FS, Inc., derivatively on behalf of 704Games Company, and the Court having reviewed the Agreed Motion and the file, and being fully advised in the premises, it is hereby

ORDERED and ADJUDGED that the above styled cause is hereby dismissed with prejudice, with each party to bear its own attorneys’ fees and costs.

DONE and ORDERED in Chambers at Miami-Dade County, Florida this ____ day of March, 2021.

CIRCUIT COURT JUDGE

Copies to:	Counsel of Record

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Exhibit “B”

RESTRICTIVE LEGEND

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

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Exhibit “C”

INVESTMENT REPRESENTATIONS AND WARRANTIES

As a condition precedent to the issuance and/or delivery of the MSGM Shares to Seller, Seller hereby represents and warrants to Buyer as follows:

Seller acknowledges that the issuance and transfer to it of the MSGM Shares has not been reviewed by the SEC or any state securities regulatory authority because such transaction is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws. Seller understands that Buyer is relying upon the truth and accuracy of, and Seller’s compliance with, the representations, warranties, acknowledgments and understandings of Seller set forth in this Agreement in order to determine the availability of such exemptions and the eligibility of Seller to acquire the MSGM Shares.

Seller represents that the MSGM Shares are being acquired by Seller for its own account, for investment purposes only and not with a view to or for distribution or resale to others in contravention of the registration requirements of the Securities Act or applicable state securities laws. Seller agrees that it will not sell or otherwise transfer any of the MSGM Shares unless such transfer or resale is registered under the Securities Act and applicable state securities laws or unless exemptions from such registration requirements are available.

Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of Seller’s investment in Buyer through Seller’s acquisition of the MSGM Shares. Seller is able to bear the economic risk of its investment in Buyer through Seller’s acquisition of the MSGM Shares for an indefinite period of time. At the present time, Seller can afford a complete loss of such investment and has no need for liquidity in such investment.

Seller recognizes that its acquisition of the MSGM Shares involves a high degree of risk in that: (a) an investment in Buyer is highly speculative and only Seller who can afford the loss of their entire investment should consider investing in Buyer and securities of Buyer; (b) transferability of the MSGM Shares is limited; (c) Buyer has experienced recurring losses and it must raise substantial additional capital in order to continue operating its business; (d) subsequent equity financings will dilute the ownership and voting interests of Seller and equity securities issued by Buyer to other persons or entities may have rights, preferences or privileges senior to the rights of Seller; (e) any debt financing that may be obtained by Buyer must be repaid regardless of whether Buyer generates revenues or cash flows from operations and may be secured by substantially all of Buyer’s assets; (f) there is absolutely no assurance that any type of financing on terms acceptable to Buyer will be available to Buyer or otherwise obtained by Buyer; and (g) if Buyer is unable to obtain additional financing or is unable to obtain additional financing on terms acceptable to it, then Buyer may be unable to implement its business plans or take advantage of business opportunities, which could have a material adverse effect on Buyer’s business prospects, financial condition and results of operations and may ultimately require Buyer to suspend or cease operations.

Seller acknowledges that it has prior investment experience and that it recognizes and fully understands the highly speculative nature of Seller’s investment in Buyer pursuant to its acquisition of the MSGM Shares. Seller acknowledges that it, either alone or together with its professional advisors, has the capacity to protect its own interests in connection with this transaction.

Seller is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act of 1933, as amended.

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Seller has been given the opportunity to ask questions of, and receive answers from, Buyer concerning this Agreement, the issuance to it of the MSGM Shares, and Buyer’s business, operations, financial condition and prospects, and Seller has been given the opportunity to obtain such additional information, to the extent Buyer possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as Seller reasonably desires in order to evaluate its investment in Buyer pursuant its acquisition of the MSGM Shares. Seller fully understands all of such documents and has had the opportunity to discuss any questions regarding any of such documents or filings with its legal counsel and tax, investment and other advisors. Notwithstanding the foregoing, Seller acknowledges and agrees that the only information upon which it has relied upon in executing this Agreement is the information set forth in this Agreement. Seller acknowledges that it has received no representations or warranties from Buyer, its employees, agents or attorneys in making this investment decision. Seller acknowledges that it does not desire to receive any further information from Buyer or any other person or entity in order to make a fully informed decision of whether or not to execute this Agreement and accept the MSGM Shares.

Seller acknowledges that the issuance to it of the MSGM Shares may involve tax consequences to Seller. Seller acknowledges and understands that Seller must retain its own professional advisors to evaluate the tax and other consequences of Seller’s receipt of the MSGM Shares.

Seller understands and acknowledges that Buyer is under no obligation to register the resale of the MSGM Shares under the Securities Act or any state securities laws. Seller agrees that Buyer may, if it desires, permit the transfer of the MSGM Shares out of Seller’s name only when Seller’s request for transfer is accompanied by an opinion of counsel reasonably satisfactory to Buyer that the proposed transfer satisfies an applicable exemption from registration requirements under the Securities Act and applicable state securities laws.

Seller understands that the certificate(s) or book entries representing the MSGM Shares shall bear a restrictive legend in substantially the form the set forth on Exhibit “A” to this Agreement, and a stop-transfer order may be placed against transfer of the MSGM Shares. The legend set forth above will be removed, and Buyer will issue a certificate or a book entry without such legend to the holder of the MSGM Shares upon which it is stamped or entered, only if (a) such MSGM Shares are being sold pursuant to an effective registration statement under the Securities Act, (b) such holder delivers to Buyer an opinion of counsel, in a reasonably acceptable form to Buyer, that the disposition of the MSGM Shares is being made pursuant to an exemption from federal and state registration requirements, or (c) such holder provides Buyer with reasonable assurance that a disposition of the MSGM Shares may be made pursuant to Rule 144 under the Securities Act without any restriction as to the number of shares acquired as of a particular date that can then be immediately sold.

Seller acknowledges that it has a preexisting personal or business relationship with Buyer or one or more of its officers, directors or controlling persons.

Seller represents and warrants that it was not induced to invest in Buyer (pursuant to the issuance to it of the MSGM Shares) by any form of general solicitation or general advertising, including, but not limited to, the following: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media (including via the Internet) or broadcast over the news or radio; and (b) any seminar or meeting whose attendees were invited by any general solicitation or advertising.

Seller’s current address is as set forth in the introductory paragraph to the Agreement.

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